ITEM 5.           OTHER EVENTS

         On March 26, 2001, Emmis  Communications  Corporation amended its articles of incorporation by adding an Exhibit B which  contains the terms and  conditions of certain 12.5% Senior  Preferred  Stock. A copy of Exhibit B to the Amended and
Restated Articles of Incorporation of Emmis Communications Corporation is attached as Exhibit 3.1.